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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Spelling Entertainment Group Inc. for the registration of 4,500,000 shares of its common stock pertaining to the Spelling Entertainment Group Inc. 1994 Stock Option Plan of our report dated March 19, 1993, with respect to the consolidated financial statements and schedules of Spelling Entertainment Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                 ERNST & YOUNG


Cincinnati, Ohio
May 31, 1994